EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No 333-48402 on Form S-8 of Lakeland Financial Corporation of our report dated June 12, 2017 appearing in this Annual Report on Form 11-K of Lakeland Financial Corporation 401(k) Plan for the year ended December 31, 2016.

Crowe Horwath LLP

South Bend, Indiana
June 12, 2017